UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
VIA NET.WORKS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                          June 22, 2005

June 29th Meeting of Shareholders

Your Immediate Attention is Requested

Dear Fellow Shareholder:

        The June 29th meeting is fast approaching and your Company needs your immediate support.

        As explained in our proxy material previously sent to you, after an extensive review, which included contacting approximately 30 potential buyers and 20 potential investors by PricewaterhouseCoopers, management determined the Asset Sale and Dissolution was in the best interest of all shareholders. The Asset Sale and Plan of Dissolution address the Company's liquidity problem and the Board's conclusion that if a transaction was not completed with a purchaser or investor, VIA NET.WORKS would not be able to continue as a going concern.

        In fact, in the event shareholders fail to approve the Asset Sale and Plan of Dissolution, other immediate alternatives would have to be pursued on an urgent basis and your Board believes that other alternatives will likely return less value, if any, to our shareholders.

Your Board of Directors unanimously believes
the Proposals are in the best interests of all shareholders.
Every single vote is important. Please vote today!

        It may interest you to know that Institutional Shareholder Services (ISS) and Glass Lewis & Co, widely recognized as the leading independent proxy advisory firms, have recommended that their clients, comprised of sophisticated institutional investors, vote "FOR" the Company's proposed Asset Sale and Plan of Dissolution. In its report, ISS noted:

    "Based on the exploration of strategic alternatives, the full auction process, the company's liquidity issues, and limited prospects for the company to succeed as a stand-alone entity, we believe the asset sale warrants shareholder support."*

        Approval of the Asset Sale and Plan of Dissolution requires, among other things, the affirmative vote of a majority of the shares outstanding. If shareholders fail to approve both proposals, the Company will not have the funds to continue as a going concern and will be left with few alternatives, none of which, in the Board's view, will be more beneficial to shareholders then the Asset Sale and Planned Dissolution.

You should know that not voting is
the same as voting against the proposals!

*  Permission to use quotation neither sought nor obtained.

Don't Delay—Your Vote Is Important!

Vote "FOR" the Proposed Asset Sale and Planned Dissolution Today

        If you have any questions, if you need additional proxy material, or you need assistance in voting, please feel free to contact our proxy solicitor, D.F. King & Co., Inc. at (800) 488-8075 (toll-free) or +1 (212) 269-5550 (collect).

        We appreciate your prompt cooperation in returning your proxy. Thank you in advance for your support.

Sincerely,

Robert Michael McTighe Chairman of the Board of Directors